Exhibit 99.1

For more information, contact: Joseph W. Kiley III, President and Chief Executive Officer Rich Jacobson, Executive Vice President and Chief Financial Officer (425) 255-4400

First Financial Northwest, Inc. Declares Quarterly Cash Dividend of $0.08 per Share;
 Announces Adoption of New Share Repurchase Plan

Renton, Washington – October 25, 2018 - First Financial Northwest, Inc. (the "Company") (NASDAQ GS: FFNW), the holding company for First Financial Northwest Bank today announced that its Board of Directors has declared a quarterly cash dividend of $0.08 per share on the Company's outstanding common stock. The cash dividend will be payable on December 14, 2018, to shareholders of record as of the close of business on November 30, 2018.

The Company also announced that the Board of Directors authorized the repurchase of up to 550,000 shares of the Company's common stock, or approximately 5.0% of its outstanding shares. The repurchase will be conducted by a pre-arranged stock trading plan for the purpose of repurchasing a limited number of shares of the Company's common stock in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.

Repurchases under the Company's 10b5-1 plan will be administered through an independent broker. The plan will cover the repurchase of shares commencing no earlier than November 5, 2018, and expiring no later than May 3, 2019. Repurchases are subject to SEC requirements as well as certain price, market volume, and timing constraints specified in the plan. As a result, there can be no assurance as to the exact number of shares, if any, that will be repurchased under the plan.

During the year ended December 31, 2017, the Company repurchased 326,800 shares of its common stock at an average price of $15.99 per share under its previous stock repurchase plan that authorized the repurchase of up to 1,100,000 shares of the Company's common stock, or 10.0% of its outstanding shares, between May 30, 2017 and November 30, 2017.

"Stock repurchase is an attractive way, in addition to our quarterly cash dividend, to deliver on our long-term goal to enhance shareholder value," said Joseph W. Kiley III, President and Chief Executive Officer of the Company and the Bank.

First Financial Northwest, Inc. is the parent company of First Financial Northwest Bank, an FDIC insured Washington State-chartered commercial bank headquartered in Renton, Washington, serving the Puget Sound Region through 10 full-service banking offices. We are a part of the ABA NASDAQ Community Bank Index and the Russell 2000 Index. For additional information about us, please visit our website at ffnwb.com and click on the "Investor Relations" link at the bottom of the page.

Forward Looking Statements:
When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the "SEC"), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "believe," "will," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "plans," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements, include, but are not limited to, the following: increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in the Company's latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission – that are available on our website at www.ffnwb.com and on the SEC's website at www.sec.gov.

Any of the forward-looking statements that we make in this Press Release and in the other public statements are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2018 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us and could negatively affect our operating and stock performance.